UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

Aileron Therapeutics, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 210 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On April 22, 2020, Aileron Therapeutics, Inc., or the Company, posted a Corporate Overview presentation on the “Investors & Media” section of the Company’s website (www.aileronrxcom). The information contained in, or that can be accessed through, the Company’s website, including the Corporate Overview, is not incorporated by reference in this Item 7.01.

Item 8.01	Other Events.

On April 22, 2020, the Company announced that it plans to report in mid-2020 interim results from the dose-optimization part of its ongoing Phase 1b/2 clinical trial of ALRN-6924 in patients with small cell lung cancer, or SCLC, being treated with topotecan. The Company is evaluating ALRN-6924 in this trial as an agent to protect cancer patients against chemotherapy-induced toxicity, a concept known as chemoprotection, and is seeking to identify a dose and dosing schedule of ALRN-6924 administration to reduce severe anemia, neutropenia and thrombocytopenia resulting from topotecan.

In the dose-optimization part of the trial, topotecan is administered daily on days 1 through 5 of every 21-day treatment cycle, and ALRN-6924 is administered 24 hours before each dose of topotecan (on days 0 through 4 every 21 days). The Company plans to commence the schedule optimization part of the trial in June 2020. In this part of the trial, the Company plans to evaluate ALRN-6924 at two dose levels in a total of 20 patients. In this part of the trial, ALRN-6924 will be dosed six hours before each dose of topotecan (on days 1 through 5 of every 21-day treatment cycle).

The Company currently plans to report top-line final data for both the dose optimization and schedule optimization parts of the trial in the fourth quarter of 2020. The Company expects that these results will determine a recommended ALRN-6924 dose and schedule for subsequent trials.

Forward-Looking Statements

Statements in this report about Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the Company’s strategy and clinical development plans. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties inherent in the initiation of future clinical studies and in the availability and timing of data from ongoing clinical studies; uncertainties related to the impact of the COVID-19 pandemic, including the impact on the timing and conduct of our ongoing and planned clinical trials; whether results from preclinical studies or earlier clinical studies will be predictive of the results of ongoing and future studies; whether interim data from clinical studies such as the data reported in this presentation will be indicative of the final results of the study; whether results from clinical studies will warrant meetings with regulatory authorities or submissions for regulatory approval; whether submissions for regulatory approval will be made when anticipated or at all; whether the Company will receive will receive regulatory approvals to market products; whether the company can raise cash resources when needed on attractive terms or at all; whether the Company’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates; and other factors discussed in the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2019, and risks described in other filings that the Company may make with the Securities and Exchange Commission. Any forward-looking statements contained in this report speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aileron Therapeutics, Inc.

Date: April 22, 2020	By:	/s/ Richard J. Wanstall
Richard J. Wanstall Chief Financial Officer and Treasurer